   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 2001
                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                                   SPSS INC.
             (Exact name of Registrant as specified in its charter)

                      DELAWARE                                             36-2815480
  (State or other jurisdiction of incorporation or            (I.R.S. Employer Identification No.)
                    organization)

                             233 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 651-3000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 EDWARD HAMBURG
                EXECUTIVE VICE PRESIDENT, CORPORATE OPERATIONS,
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                                   SPSS Inc.
                             233 South Wacker Drive
                            Chicago, Illinois 60606
                                 (312) 651-3000
(Name, address, including zip code, and telephone number, including area, code, of agent for service)

                                   Copies to:

                           Lawrence R. Samuels, Esq.
                              David S. Guin, Esq.
                                 Ross & Hardies
                           150 North Michigan Avenue
                            Chicago, Illinois 60601
                                 (312) 558-1000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                AMOUNT TO BE       AGGREGATE PRICE         AGGREGATE           REGISTRATION
        SECURITIES TO BE REGISTERED             REGISTERED (1)       PER SHARE (2)      OFFERING PRICE(2)           FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share.....       200,000               $18.33             $3,666,000            $876.17
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to common stock, par value $0.01 per share, of SPSS Inc. issued to America Online, Inc.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based upon the average of the high and low sale prices of the common stock on December 7, 2001.

     SPSS hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until SPSS shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a) of the Securities Act of 1933, may determine.
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

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE COMMON STOCK TO WHICH THIS PROSPECTUS RELATES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE COMMON STOCK AND IT IS NOT SOLICITING AN OFFER TO BUY THE COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE OF THE COMMON STOCK IS NOT PERMITTED PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF THAT STATE.

                SUBJECT TO COMPLETION -- DATED DECEMBER 12, 2001

                                   PROSPECTUS

                                 173,724 SHARES

                                   SPSS INC.

                                  COMMON STOCK

     This prospectus relates to the offer and sale of up to 173,724 shares of SPSS common stock from time to time by the selling stockholder, America Online, Inc. ("AOL"). The selling stockholder has acquired the 173,724 shares of common stock being offered by means of this prospectus in a private transaction exempt from the registration requirements of the Securities Act of 1933 on October 22, 2001 under a stock purchase agreement by and between SPSS and AOL. SPSS is obligated to issue additional shares of our common stock under the terms of the stock purchase agreement as more fully described in the "SELLING STOCKHOLDER" section. Concurrent with the consummation of the transaction in which the selling stockholder acquired the common stock, SPSS and AOL entered into an acquisition and strategic online research services agreement whereby Digital Marketing Services, Inc., a division of AOL, will provide SPSS with access to members of AOL and other internet users that visit AOL's Opinion Place(R) market research portals to take online surveys and which will enable SPSS to act as the exclusive provider of AOL Sample to approved third parties.

     The shares of our common stock issued to the selling stockholder are being registered to permit the selling stockholder to sell the shares from time to time in the public market. The selling stockholder may sell the shares of common stock at prevailing market prices or at privately negotiated prices either directly or through agents or broker dealers, or through any other means described in the section "PLAN OF DISTRIBUTION" beginning on Page 9.

     The selling stockholder will receive all of the proceeds from the sale of the shares of common stock offered by means of this prospectus. As agreed in advance of SPSS's sale of the common stock to AOL, we are paying all of the expenses of registration incurred in connection with this offering.

     Our common stock is quoted on the Nasdaq National Market under the symbol "SPSS". On December 7, 2001, the last reported sale price of our common stock on the Nasdaq National Market was $18.05 per share. Our address is 233 South Wacker Drive, Chicago, Illinois 60606 and our phone number is (312) 651-3000.

     THE SHARES OFFERED BY MEANS OF THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK TO WHICH THIS PROSPECTUS RELATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS DECEMBER   , 2001

                               TABLE OF CONTENTS

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                                                              PAGE
                                                              ----
FORWARD-LOOKING STATEMENTS..................................    1
RISK FACTORS................................................    2
USE OF PROCEEDS.............................................    7
SELLING STOCKHOLDER.........................................    7
PLAN OF DISTRIBUTION........................................    9
LEGAL MATTERS...............................................   10
EXPERTS.....................................................   10
WHERE YOU CAN FIND MORE INFORMATION.........................   11
INFORMATION INCORPORATED BY REFERENCE.......................   11

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. We may also make written forward-looking statements in our periodic reports to the SEC, in our press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements include statements preceded by, followed by or that include the words "believes", "expects", "anticipates", "intends", "plans", "estimates", "designed" "may", "could", "predicts" or similar expressions.

     Because we are unable to control or predict many factors that will determine our future performance including financial results, forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in the forward-looking statements contained in this prospectus and in the information incorporated by reference in this prospectus. See "WHERE YOU CAN FIND MORE INFORMATION." We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Specific factors that might cause these differences are discussed throughout this prospectus, including the section entitled "RISK FACTORS."

     SPSS's management believes these forward-looking statements are reasonable. However, because these statements are based on current expectations, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additionally risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the trading price of our common stock could decline, and you could lose all or part of your investment.

OUR FINANCIAL RESULTS AND STOCK PRICE MAY BE AFFECTED BY QUARTERLY FLUCTUATIONS

     SPSS's quarterly revenue and operating results have varied in the past and may continue to do so in the future. Future revenues and operating results will depend upon, among other factors:

     - the number and timing of product updates and new product introductions;

     - delays in product development and introduction;

     - purchasing schedules of its customers;

     - changes in foreign currency exchange rates;

     - product and market development expenditures;

     - the timing of product shipments;

     - changes in product mix;

     - timing, costs and effects of acquisitions; and

     - general economic conditions.

     Because SPSS's expense levels are to a large extent based on its forecasts of future revenues, operating results may be adversely affected if our future revenues fall below expectations. Accordingly, SPSS believes that quarter-to-quarter comparisons of its results of operations may not be meaningful and should not be relied upon as an indication of future performance.

     SPSS has historically operated with very little backlog because its products are generally shipped as orders are received. As a result, revenues in any quarter are dependent on orders shipped and licenses renewed in that quarter. SPSS has experienced a seasonal pattern in its operating results with the fourth quarter typically having the highest operating income. For example, excluding acquisition and other non-recurring charges and the deferred revenue adjustment in 2000, the percentage of SPSS operating income realized in the fourth quarter was 36% in 1998, 39% in 1999 and 35% in 2000. We can provide no assurance that our operating income realized in any given fourth quarter will remain at historically high percentage levels, which could adversely affect revenues for an entire fiscal year.

     In addition, the timing and amount of SPSS's revenues may be affected by a number of factors that make estimation of operating results before the end of a quarter uncertain. A significant portion of SPSS's operating expenses are relatively fixed, and planned expenditures are based primarily on revenue forecasts. More specifically, in the fourth quarter, the variable profit margins on modest increases in sales volume at the end of the quarter are significant. Should SPSS fail to achieve these fourth quarter revenue increases, net income for the fourth quarter and the full year could be materially affected. Generally, if revenues do not meet SPSS's expectations in any given quarter, operating results will be adversely affected. SPSS was profitable in the ten quarters from December 31, 1994 through June 30, 1997, but had a net loss of $4,196,000 in the third quarter of 1997 due primarily to one-time acquisition charges of $2,911,000 and a charge from the revaluation of specified assets of $5,555,000. In 1998, SPSS was profitable in the first three quarters, but had a net loss of $1,355,000 in the fourth quarter of 1998 primarily due to a one-time merger-related charge and write-off of acquired in-process technology of $5,500,000 and a charge for revaluation of specified assets of $445,000. In 1999, SPSS was profitable in all four quarters. In 2000, SPSS had a net loss of $3,776,000 primarily due to the negative effects of deferring revenues in accordance with AICPA Technical Practice Aids regarding software revenue recognition. This application resulted in a $16,975,000 reduction in net revenues. There can be no assurance that profitability on a quarterly or annual basis can be achieved or sustained in the future.

SPSS MAY BE UNSUCCESSFUL IN INTEGRATING RECENT ACQUISITIONS

     In recent years, SPSS has made a significant number of acquisitions, including the acquisition of businesses based outside of the United States. SPSS faces challenges and business integration issues with its March 2001 merger of one of SPSS's wholly-owned subsidiaries with and into ShowCase Corporation, a Minnesota corporation and the October 2001 purchase of certain assets of and strategic alliance with America Online, Inc. If SPSS loses key personnel from ShowCase or in connection with the America Online strategic alliance or is unable to integrate ShowCase's business or technology or the assets acquired in connection with the America Online strategic alliance into its own effectively, SPSS may experience a material adverse impact on its financial condition. There can be no assurance that the recent acquisitions of ShowCase or the America Online assets or future acquisitions will be successfully integrated into SPSS.

SPSS MAY NOT DERIVE BENEFITS FROM THE PENDING MERGER TRANSACTION WITH NETGENESIS CORP.

     On October 28, 2001, SPSS, Red Sox Acquisition Corp. and NetGenesis Corp. entered into an Agreement and Plan of Merger whereby Red Sox Acquisition Corp., a wholly-owned subsidiary of SPSS, shall be merged with and into NetGenesis. There can be no assurance that SPSS and NetGenesis will obtain all consents and approvals necessary to complete the merger or that the required conditions to closing will be satisfied. If the merger is successfully completed, there can be no assurance that SPSS will be able to retain the SPSS and NetGenesis employees that are critical to both its business and to the successful integration of the companies. The merger may foster increased competition and may have the effect of disrupting the companies' respective customer relationships, which disruption could cause sales of the combined company's software and services to decline. Moreover, it is uncertain whether SPSS can integrate NetGenesis' operations into its own operations without adversely affecting the business, results of operations, financial conditions or prospects of the combined company after the merger.

SPSS MAY NOT RESPOND ADEQUATELY TO RAPID TECHNOLOGICAL CHANGES

     The computer software industry is characterized by rapid technological advances, changes in customer requirements, as well as frequent enhancements to and introductions of technologies. SPSS's future success will depend upon its ability to enhance its existing software and introduce new software products that keep pace with technological developments, respond to evolving customer requirements and achieve market acceptance. In particular, SPSS believes it must continue to respond quickly to users' needs for greater functionality, improved usability and support for new hardware and operating systems. Any failure by SPSS to respond adequately to technological developments and customer requirements, or any significant delays in software development or introduction, could result in loss of revenues.

     In the past, SPSS has, on occasion, experienced delays in the introduction of new software and enhancements to existing technology, primarily due to difficulties with particular operating environments and problems with software provided by third parties. The extent of these delays has varied depending upon the size and scope of the project and the nature of the problems encountered. These delays have most often resulted from "bugs" encountered in working with new versions of operating systems and other third party software, and bugs or unexpected difficulties in existing third party software which complicate integration with SPSS's software. From time to time, SPSS has discovered bugs in its software that are resolved through maintenance releases or through periodic updates depending upon the seriousness of the defect. There can be no assurance that SPSS will be successful in developing and marketing new software or enhancements to existing technology on a timely basis or that SPSS will not experience significant delays or defects in its software in the future, which could have a material adverse effect on SPSS. In addition, there can be no assurance that new software or enhancements to existing technology developed by SPSS will achieve market acceptance or that developments by others will not render SPSS's technologies obsolete or noncompetitive.

SPSS MAY FACE BUSINESS DECLINES DUE TO OUR INTERNATIONAL OPERATIONS

     Revenues from operations outside of North America accounted for approximately 44% of SPSS's revenues in 1998, 46% of SPSS's revenues in 1999 and 43% of SPSS's revenues in 2000. SPSS expects that revenues from international operations will continue to represent a large percentage of its net revenues and that this percentage may increase, particularly as SPSS further "localizes" products by translating them into additional languages and expands its operations through acquisitions of companies outside the United States. A number of risk factors may affect our international revenues, including:

     - greater difficulties in accounts receivable collection;

     - longer payment cycles;

     - exposure to currency fluctuations;

     - financial, tax and accounting impact of the European Union's adoption of the Euro as legal currency;

     - political and economic instability; and

     - the burdens of complying with a wide variety of foreign laws and regulatory requirements.

     SPSS also believes that it is exposed to greater levels of software piracy in international markets because of the weaker protection afforded to intellectual property in some foreign jurisdictions. As SPSS expands its international operations, the risks described above could increase and, in any event, could have a material adverse effect on SPSS.

SPSS'S STOCK PRICE MAY EXPERIENCE VOLATILITY

     There has been significant volatility in the market prices of securities of technology companies, including SPSS, and, in some instances, this volatility has been unrelated to the operating performance of those companies. Market fluctuations may adversely affect the price of our common stock. SPSS also believes that, in addition to factors such as interest rates and economic conditions which affect stock prices generally, some, but not all, of the factors which could result in fluctuations in our stock price include:

     - announcements of new products by SPSS or its competitors;

     - quarterly variations in financial results;

     - recommendations and reports of analysts;

     - acquisitions; and

     - other factors beyond SPSS's control.

SPSS RELIES ON THIRD PARTIES FOR CERTAIN SOFTWARE

     SPSS licenses software from third parties. Some of this licensed software is embedded in SPSS's products, and some is offered as add-on products. If these licenses are discontinued, or become invalid or unenforceable, there can be no assurance that SPSS will be able to develop substitutes for this software independently or to obtain alternative sources in a timely manner. Any delays in obtaining or developing substitutes for licensed software could have a material adverse effect on SPSS.

SPSS RELIES ON THIRD PARTIES FOR SOFTWARE DISTRIBUTION

     In January 1997, SPSS entered into a Banta Global Turnkey Software Distribution Agreement under which Banta Global Turnkey manufactures, packages and distributes SPSS's software products to SPSS's domestic and international customers and various international subsidiaries. The Banta agreement had an initial three-year term and automatically renews thereafter for successive periods of one year. The Banta agreement was renewed in January 2001. Either party may terminate the Banta agreement for cause by written notice if the other materially breaches its obligations. If Banta fails to perform adequately any of its obligations under the Banta agreement, SPSS's operating results could be materially adversely affected.

CHANGES IN PUBLIC EXPENDITURES MAY ADVERSELY AFFECT SPSS

     A significant portion of SPSS's revenues comes from licenses of its software directly to foreign and domestic government entities. In addition, significant amounts of SPSS's revenues come from licenses to academic institutions, healthcare organizations and private businesses that contract with or are funded by government entities. Government appropriations processes are often slow and unpredictable and may be affected by factors outside SPSS's control. In addition, proposals are currently being made in various countries to reduce government spending. Reductions in government expenditures and termination or renegotiation of government-funded programs or contracts could have a material adverse effect on SPSS. In addition, declines in overall levels of economic activity could also have a material adverse impact on SPSS.

SPSS MAY BE UNABLE TO CONTINUE TO COMPETE WITH COMPANIES IN ITS INDUSTRIES THAT HAVE FINANCIAL OR OTHER ADVANTAGES

     SPSS's historical market for statistical software is both highly competitive and fragmented. SPSS is among the largest companies in the statistical software market, and, based upon sales and comparative assessments in trade publications, SPSS believes that it competes effectively against its competitors, particularly on desktop computing platforms. SPSS considers its primary worldwide competitor to be the larger and better-financed SAS Institute, although SPSS believes that SAS's revenues are derived principally from products for purposes other than statistical analysis and operate on large systems platforms. StatSoft Inc. and Minitab, Inc. are also competitors, although their annual revenues from these statistical products are believed to be considerably less than the revenues of SPSS. In addition to competition from other statistical software companies, SPSS also faces competition from providers of software for specific statistical applications.

     In the data mining, customer relationship management and business performance measurement markets, SPSS faces competition from many larger and more well-funded companies, including SAS, IBM, Informix, NCR, Oracle, and others, as well as recent entrants, such as Attune, Broadbase, E.piphany and NetPerceptions, many of whom specialize in customer relationship management in e-commerce settings. With the exception of SAS, these competitors do not currently offer the range of analytical capability SPSS offers, and as a result are both competitors and potential partners for SPSS technology.

     In all markets, SPSS competes primarily on the basis of the usability, functionality, performance, reliability and connectivity of its software. The significance of each of these factors varies depending upon the anticipated use of the software and the analytical training and expertise of the customer. To a lesser extent, SPSS competes on the basis of price. SPSS maintains pricing and licensing policies to meet market demand. SPSS believes it is able to compete successfully because of the highly usable interfaces, comprehensive analytical capabilities, efficient performance characteristics, local language versions, consistent quality, and connectivity features of its software, as well as its worldwide distribution capabilities and widely recognized name.

     In the future, SPSS may face competition from new entrants into its markets. SPSS could also experience competition from companies in other sectors of the broader market for business intelligence software, like providers of OLAP (On-Line Analytical Processing) and analytical application software, as well as from companies in other sectors of the broader market for customer relationship management software, including providers of sales force automation and campaign management software, who could add advanced analytical functionality to their existing offerings. Some of these potential competitors have significantly more capital resources, marketing experience and research and development capabilities than SPSS. Competitive pressures from the introduction of new solutions and products by these companies or other companies could have a material adverse effect on SPSS. There can be no assurance that SPSS will be able to compete successfully in the future.

SPSS DEPENDS ON KEY EXECUTIVES. A LOSS OF THESE EXECUTIVES AND OTHER PERSONNEL COULD NEGATIVELY IMPACT OUR OPERATIONS

     SPSS is dependent on the efforts of various executives and key employees, including its President and Chief Executive Officer, Jack Noonan. SPSS's continued success will depend in part on its ability to attract and retain highly qualified technical, managerial, sales, marketing and other personnel. Competition for highly qualified personnel is intense. SPSS's inability to continue to attract or retain highly qualified personnel could have a material adverse effect on SPSS's financial position and results of operation. No life insurance policies are maintained on SPSS's key personnel.

SPSS MAY NOT RECEIVE THE FULL BENEFITS OF ITS INTELLECTUAL PROPERTY PROTECTIONS

     The analytical algorithms incorporated in SPSS's software are not proprietary. SPSS believes that the proprietary technology constituting a portion of its software determines the speed and quality of displaying the results of computations, the ability of its software to work in conjunction with third party software, and the ease of use of its software. SPSS's success will depend, in part, on its ability to protect the proprietary aspects of its software. SPSS's attempts to protect its proprietary software with trade secret laws and internal nondisclosure safeguards, as well as copyright and trademark laws and contractual restrictions on copying, disclosure and transferability that are incorporated into its software license agreements. SPSS licenses its software only in the form of executable code, with contractual restrictions on copying, disclosures and transferability. SPSS licenses its software for use on mainframes, minicomputers, and distributed computer networks. SPSS licenses its products for personal computers to end-users by use of a "shrink-wrap" license that is not signed by licensees, as is customary in the packaged software industry. It is uncertain whether these license agreements are legally enforceable. The source code for all of SPSS's software is protected as a trade secret and as unpublished copyrighted work. In addition, SPSS has entered into confidentiality and nondisclosure agreements with its key employees. Despite these restrictions, it may be possible for competitors or users to copy aspects of SPSS's software or to obtain information which SPSS regards as a trade secret. SPSS has no patents, and judicial enforcement of copyright laws may be uncertain, particularly outside of North America. Preventing unauthorized use of computer software is difficult, and software piracy is expected to be a persistent problem for the packaged software industry. These problems may be particularly acute in international markets. In addition, the laws of various countries in which SPSS's software is or may be licensed do not protect SPSS's software and intellectual property rights to the same extent as the laws of the United States. Despite the precautions taken by SPSS, it may be possible for unauthorized third parties to reverse engineer or copy SPSS's products or obtain and use information that SPSS regards as proprietary. There can be no assurance that the steps taken by SPSS to protect its proprietary rights will be adequate to prevent misappropriation of its technology.

     Although SPSS's software has never been the subject of an infringement claim, there can be no assurance that third parties will not assert infringement claims against SPSS in the future or that any infringement assertion will not result in costly litigation or require SPSS to obtain a license to use the intellectual property of third parties. There can be no assurance that these licenses will be available on reasonable terms, or at all. There can also be no assurance that SPSS's competitors will not independently develop technologies that are substantially equivalent or superior to SPSS's technologies.

CERTAIN STOCKHOLDERS AND OFFICERS AND DIRECTORS MAY CONTROL CORPORATE ACTIONS DUE TO THEIR OWNERSHIP OF SPSS STOCK

     As of October 31, 2001, SPSS's executive officers and directors owned beneficially approximately 22.4% of the outstanding shares of SPSS common stock. The Norman H. Nie Revocable Trust Dated March 15, 1991 (a trust beneficially controlled by Norman H. Nie, the chairman of our board of directors) and affiliates of the Norman H. Nie Trust are entitled to nominate a director for inclusion in the management slate for election to the Board of Directors if the Norman H. Nie Trust owns at least 12.5% of the outstanding shares of common stock. As of October 31, 2001, the Norman H. Nie Trust and affiliates of the Norman H. Nie Trust beneficially owned approximately 7.0% of the outstanding shares of common stock.

     Because of the combined voting power of the officers and directors, these individuals acting as a group may be able to influence SPSS's affairs and business, including any determination with respect to a change in control of SPSS, future issuances of SPSS common stock or other securities, declaration of dividends on SPSS common stock and the election of directors. This influence could have the effect of delaying, deferring or preventing a change of control of SPSS which could deprive SPSS's stockholders of the opportunity to sell their shares of common stock at prices higher than prevailing market prices.

ANTI-TAKEOVER PROTECTIONS MAY MAKE IT DIFFICULT FOR A THIRD PARTY TO ACQUIRE
SPSS

     SPSS's Certificate of Incorporation and bylaws contain a number of provisions, including provisions requiring an 80% super-majority stockholder approval of specified actions and provisions for a classified Board of Directors, which would make the acquisition of SPSS, by means of an unsolicited tender offer, a proxy contest or otherwise, more difficult.

     SPSS's bylaws provide for a staggered board of directors so that only one-third of the total number of directors are replaced or re-elected each year. Therefore, potential acquirers of SPSS may face delays in replacing the existing directors.

     SPSS's senior executive officers may be entitled to substantial payments in the event of their termination without cause or constructive termination following a change of control of SPSS. These payments could have the effect of discouraging a potential acquirer from acquiring control of SPSS.

SALES OF SPSS STOCK AVAILABLE FOR FUTURE USE COULD DEPRESS SPSS'S STOCK PRICE

     In addition to the shares of common stock which are outstanding, as of October 31, 2001, there were vested options outstanding held by management to purchase approximately 1,299,148 additional shares of common stock, with an average exercise price of $17.62 per share, and unvested options to purchase approximately 728,930 additional shares of common stock. SPSS has also established a stock purchase plan available to employees of SPSS, which permits employees to acquire shares of common stock at the end of each quarter at 85% of the market price of the common stock as of the day after the end of the quarter.

     No prediction can be made as to the effect, if any, that future sales, or the availability of shares of SPSS common stock for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of common stock by SPSS or by stockholders who hold "restricted securities," or the perception that these sales may occur, could adversely affect prevailing market prices for the common stock.

                                USE OF PROCEEDS

     All of the shares of common stock being offered by means of this prospectus are being sold by the selling stockholder, who will receive all proceeds from any sales. We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholder. In addition, other than the completion and filing of this registration statement, we will not participate in the offering or sale of the shares of common stock by the selling stockholder.

                              SELLING STOCKHOLDER

     Under the terms of a stock purchase agreement by and between SPSS and America Online, Inc., AOL acquired $3,000,000 of our common stock, or 173,724 shares, offered by means of this prospectus. The parties calculated the per share purchase price to be equal to the average of the closing prices of one share of SPSS common stock, as quoted on the NASDAQ National Market, for the five trading days preceding the date of execution of the stock purchase agreement.

     Under the terms of the stock purchase agreement, on each of October 22, 2002, October 22, 2003 and October 22, 2004, SPSS is also obligated to issue and deliver to AOL that number of shares of our common stock up to, but not to exceed, 4.9% of the issued and outstanding shares of SPSS common stock calculable by dividing $3,000,000 by the average of the closing prices of SPSS common stock, as quoted on the NASDAQ

National Market for the five (5) trading days preceding each of October 22, 2002, October 22, 2003 and October 22, 2004. Within two months of each of October 22, 2002, October 22, 2003 and October 22, 2004, SPSS is obligated to register AOL's resale of the shares of our common stock with the SEC.

     The stock purchase agreement provides that, to the extent the average closing price of SPSS common stock as determined above is less than the closing price of one share of SPSS common stock on the day preceding the date a corresponding registration statement registering AOL's resale of the shares of our common stock becomes effective, SPSS is obligated to either (a) issue additional shares of SPSS common stock to AOL to ensure a $3,000,000 fair market valuation of the shares of SPSS common stock held by AOL as of the date preceding the effective date of the applicable registration statement, (b) pay AOL a cash amount equal to the difference between the fair market value of the shares of SPSS common stock issued to AOL on each of October 22, 2001, October 22, 2002, October 22, 2003 and October 22, 2004, respectively, and the fair market value of those shares on the date preceding the date the corresponding registration statement becomes effective, or (c) a combination of the methods described in (a) and (b) above.

     In addition, to the extent the closing price of one share of SPSS common stock on the day preceding the date a registration statement registering AOL's resale of the shares of SPSS common stock becomes effective is greater than the average closing price of SPSS common stock as determined above, AOL is obligated to either (a) deliver to SPSS that number of shares of SPSS common stock which exceeds a $3,000,000 fair market valuation of the shares of SPSS common stock held by AOL as of the date preceding the effective date of the applicable registration statement, (b) pay SPSS a cash amount equal to the difference between the fair market value of the shares of SPSS common stock held by AOL on the date preceding the effective date of the applicable registration statement, and the fair market value of those shares on each of October 22, 2001, October 22, 2002, October 22, 2003 and October 22, 2004, respectively, or (c) a combination of the methods described in (a) and (b) above.

     If the number of shares of common stock issued to AOL on October 22, 2001 or proposed to be issued to AOL on any of October 22, 2002, October 22, 2003 and October 22, 2004 would cause AOL to hold greater than 4.9% of SPSS's issued and outstanding shares of common stock, taken together with all other shares of SPSS common stock held by AOL as of that date, the number of shares of SPSS common stock to be issued to AOL will be reduced so that AOL will own no more than 4.9% of SPSS's issued and outstanding shares of common stock as of the applicable date.

     In the event that SPSS fails to register AOL's resale of the shares of our common stock issued to AOL within the two-month period following each of October 22, 2002, October 22, 2003 and October 22, 2004, SPSS is obligated to pay $3,000,000 to AOL upon AOL's re-delivery of the shares to SPSS. Further, in the event that SPSS fails to maintain the effectiveness of any registration statement pursuant to which AOL has the right to resell any of the shares of SPSS common stock issued to AOL, AOL has the right to require SPSS to purchase that portion of the shares which AOL then currently owns at a per share purchase price equal to the closing price of SPSS common stock, as quoted on the NASDAQ National Market on the date AOL attempts to resell such shares.

     Concurrent with the consummation of the transaction in which the selling stockholder acquired the common stock being offered by means of this prospectus, SPSS and AOL entered into a strategic online research services agreement. Under the terms of the strategic online research services agreement, AOL will provide SPSS with access to AOL Members and other Internet users that visit AOL's Opinion Place(R) market research portal(s) for the purpose of participating in online surveys ("Sample"), and SPSS will become the exclusive distributor of AOL's Sample to approved companies in the market research industry (and acquire certain assets associated with the Sample distribution business, the right to transact business with its existing customers and the right to interview and extend offers to former AOL employees previously responsible for the external Sample distribution business). AOL, through its Digital Marketing Services division, will be responsible for the hosting and management of Opinion Place(R), while SPSS will be responsible for providing Sample and survey completion to approved partners. SPSS shall have no obligation to issue and deliver any portion of our shares of common stock to AOL on each of October 22, 2002, October 22, 2003 or October 22,

2004 if this strategic online research services agreement has been terminated before the date on which that portion of our shares of common stock is to be issued and delivered.

     Under the terms of the strategic online research services agreement, in addition to the $12,000,000 of SPSS common stock issued to AOL under the stock purchase agreement, as adjusted according to its terms, SPSS is obligated to pay AOL $30,000,000 as consideration for the Sample, certain assets associated with the Sample distribution business and other rights. This amount is payable in installments, with the first installment of $2,812,500 paid on October 22, 2001, the date that the strategic online research services agreement was executed. The balance is payable over the four-year term of the agreement in equal quarterly installments of $1,812,500. Moreover, in the event that AOL provides an amount of its Sample in excess of the threshold of AOL Sample that it is required to provide to SPSS in any given year, then SPSS shall be obligated to pay an additional AOL Sample-fee.

     The following table identifies (a) the number of shares of our common stock which the selling stockholder owned before the offering and the percentage of our total outstanding common stock which that number represents, (b) the maximum number of shares that the selling stockholder may offer by means of this prospectus, and (c) the number of shares of our common stock which the selling stockholder will own after the offering and the percentage of our total outstanding common stock which that number represents. The selling stockholder may from time to time offer the shares of common stock offered by means of this prospectus. We do not know when or in what amounts the selling stockholder may offer shares for resale and we cannot assure you that the selling stockholder will sell any or all of the shares offered by means of this prospectus.

                                        SHARES BENEFICIALLY                       SHARES BENEFICIALLY
                                          OWNED BEFORE THE                          OWNED AFTER THE
                                            OFFERING(1)                               OFFERING(2)
                                        --------------------   NUMBER OF SHARES   -------------------
SELLING STOCKHOLDER                     NUMBER    PERCENTAGE    OFFERED HEREBY    NUMBER   PERCENTAGE
-------------------                     -------   ----------   ----------------   ------   ----------
America Online, Inc...................  173,724      1.1%          173,724          0          0

---------------

(1) SPSS has relied on information provided by the selling stockholder to determine the number of shares of our common stock, if any, which the selling stockholder owned before receiving the shares of our common stock issued to them in connection with the stock purchase agreement.

(2) Assumes the sale of all shares that may be sold in the offering.

                              PLAN OF DISTRIBUTION

     AOL may, from time to time, sell all or a portion of the shares being offered by means of this prospectus by one or more of the following methods:

     - on the Nasdaq National Market, or such other exchange on which SPSS's common stock may from time to time be trading;

     - in privately negotiated transactions or otherwise;

     - at fixed prices that may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to such market prices or at prices otherwise negotiated;

     - block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal;

     - an exchange distribution in accordance with the rules of such exchange;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - short sales; or

     - a combination of any of the above methods of sale.

     In effecting sales, brokers and dealers engaged by AOL may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from AOL, or, if any broker-dealer acts as agent for the purchaser of the shares, from the purchaser, in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with AOL to sell a specified number of shares at a stipulated price per share. To the extent a broker-dealer is unable to sell a specified number of shares acting as agent for AOL, it will purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to AOL. Broker-dealers who acquire shares as principal may resell the shares from time to time in transactions that may involve block transactions of the nature described above, in the over-the-counter market, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with resales, broker-dealers may pay to or receive from the purchasers of the shares commissions as described above.

     AOL may be deemed an "underwriter" as defined in the Securities Act of 1933 in connection with the sale of the shares offered by this prospectus. Any broker-dealers or agents that participate with AOL in sales of the shares may be considered to be "underwriters" within the meaning of the Securities Act in connection with sales in which they participate. If any broker-dealers or agents are considered to be "underwriters," then any commissions they receive and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

     From time to time AOL may engage in short sales, short sales against the box, puts and calls and other transactions in SPSS's common stock, and may sell and deliver the shares in connection with these transactions or to settle securities loans. If AOL engages in such transactions, the price of our common stock may be affected. From time to time AOL may pledge its shares pursuant to the margin provisions of its agreements with its brokers. Upon a default by AOL, the broker may offer and sell the pledged shares from time to time.

     AOL and any other persons participating in the sale or distribution of the shares will be subject to the Securities Exchange Act of 1934 and the related rules and regulations, including Regulation M, to the extent it applies. The Exchange Act and related rules may limit the timing of purchases and sales of any of the shares by AOL or any other person that may affect the marketability of the shares. AOL also must comply with the applicable prospectus delivery requirements under the Securities Act of 1933 in connection with the sale or distribution of the shares.

     We are required to pay certain fees and expenses incident to the registration and purchase of the shares by AOL.

     We have agreed to indemnify AOL in certain circumstances against certain liabilities, including liabilities under the Securities Act. AOL has agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

     This offering will terminate on the date on which AOL has sold all shares offered by means of this prospectus.

                                 LEGAL MATTERS

     The legality of the shares of our common stock being offered by means of this prospectus has been passed on for SPSS by Ross & Hardies, Chicago, Illinois.

                                    EXPERTS

     The financial statements and schedule of SPSS as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933 to allow the selling stockholder to resell the common stock offered by means of this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the common stock offered by means of this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

     SPSS is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934. In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any document we file at the SEC's public reference rooms at the following location:
                            Judiciary Plaza
                            450 Fifth Street, N.W.
                            Room 1024
                            Washington, D.C., 20549

     You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms and the procedure for obtaining copies. The documents that SPSS files with the SEC, including the registration statement, are also available to you on the SEC's web site. You can log onto the SEC's web site at http://www.sec.gov.

                     INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring to those documents. As a result, you may need to review other documents filed by SPSS with the SEC to obtain more information. Information is incorporated into this prospectus in two ways. First, if information is contained in a document that SPSS filed with the SEC before the date of this prospectus, the document is specifically identified below. Second, all of the information provided in a periodic or other report or proxy statement filed by SPSS with the SEC after the date of this prospectus is incorporated by reference.

     The information contained in the documents we incorporate by reference is considered a part of this prospectus. Additionally, because information concerning SPSS, whether contained in this prospectus or in a document incorporated by reference, will be amended or superseded by more current information contained in later filed documents, the information that we file with the SEC after the date of this prospectus will update and supersede older information contained in, or incorporated by reference into, this prospectus.

     We incorporate by reference into this prospectus all the documents listed below:

     - The annual report of SPSS Inc. on Form 10-K filed with the SEC for the fiscal year ended December 31, 2000 (the audited financial statements attached to the Form 10-K have been updated by the audited financial statements filed with the current report of SPSS Inc. on Form 8-K filed with the SEC on November 13, 2001);

     - The quarterly report of SPSS Inc. on Form 10Q filed with the SEC for the fiscal quarter ended September 30, 2001;

     - The quarterly report of SPSS Inc. on Form 10-Q filed with the SEC for the fiscal quarter ended June 30, 2001;

     - The quarterly report of SPSS Inc. on Form 10-Q filed with the SEC for the fiscal quarter ended March 31, 2001;

     - The current report of SPSS Inc. on Form 8-K/A (Amendment No. 1) filed with the SEC on December 12, 2001;

     - The current report of SPSS Inc. on Form 8-K filed with the SEC on November 13, 2001;

     - The current report of SPSS Inc. on Form 8-K, dated October 28, 2001, filed with the SEC on October 29, 2001;

     - The current report of SPSS Inc. on Form 8-K, dated October 22, 2001, filed with the SEC on October 23, 2001;

     - The current report of SPSS Inc. on Form 8-K, dated September 28, 2001, filed with the SEC on October 12, 2001;

     - The proxy statement filed with the SEC on May 21, 2001, for SPSS's annual meeting of stockholders held on June 20, 2001, except for the compensation committee report contained therein; and

     - The description of the common stock of SPSS, Inc. contained in its registration statement filed with the SEC on a Form 8-A dated August 4, 1993 pursuant to Section 12 of the Securities Exchange Act of 1934.

     In addition to the documents listed above, SPSS incorporates by reference into this prospectus all documents filed by SPSS with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until all of the common stock being offered by means of this prospectus have been sold by the selling stockholder or the registration statement which SPSS has filed with the SEC relating to the common stock ceases to be effective.

     We will deliver a free copy of any document incorporated by reference into this prospectus but not delivered with this prospectus to anyone who receives this prospectus. Exhibits filed with the documents that are incorporated by reference into this prospectus will be delivered only if the exhibits have been specifically incorporated by reference. Requests for any of these documents may be made in writing or orally and should be directed to: Chief Financial Officer, SPSS Inc., 233 South Wacker Drive, Chicago, Illinois 60606, (312) 651-3000.

     Neither SPSS nor the selling stockholder has authorized any dealer, salesman or any other person to give any information or to make any representations not contained in this prospectus. As a result, any information or representation not contained herein must not be relied upon as having been authorized by SPSS. Neither SPSS nor the selling stockholder is making an offer of the common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

     All selling stockholders that effect transactions in the shares of common stock offered by means of this prospectus are required to deliver a copy of their prospectus to any purchaser of the shares of common stock at or before the time a certificate representing the shares of common stock is delivered to the purchaser.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     We have agreed to bear the expenses of registering the shares for the selling stockholder under the federal and state securities laws. The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being offered. All amounts are estimated except the SEC registration fee.

SEC registration fee........................................  $   917
  Printing expenses.........................................    2,500
  Legal fees and expenses...................................    5,000
  Accounting fees and expenses..............................    2,000
  Miscellaneous expenses....................................    1,583
                                                              -------
Total.......................................................  $12,000
                                                              =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SPSS's Certificate of Incorporation provides for indemnification to the full extent permitted by the laws of the State of Delaware against and with respect to threatened, pending or completed actions, suits or proceedings arising from or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of SPSS or of any other corporation, partnership, joint venture, trust or other enterprise which has served in such capacity at the request of SPSS if the acts or omissions occurred or were or are alleged to have occurred, while said party was a director or officer of SPSS; provided, however, SPSS shall not indemnify any director or officer in an action against SPSS unless SPSS shall have consented to the action. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he/she acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of SPSS.

     Section 145 of the Delaware Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that the person was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually incurred by the person in connection with the action if the person acted in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interest of the corporation with respect to any criminal action, and had no reasonable cause to believe his conduct was unlawful. Delaware Law does not permit a corporation to eliminate a director's duty of due care, and the provisions of SPSS's Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care.

     SPSS maintains a director's and officer's liability insurance policy which indemnifies directors and officers for specified losses arising from a claim by reason of a wrongful act, as defined, under specified circumstances where SPSS does not provide indemnification.

ITEM 16.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS

     (a) Exhibits numbered in accordance with Item 601 of Regulation S-K

                                                                        INCORPORATION BY
EXHIBIT                                                                    REFERENCE
NUMBER                      DESCRIPTION OF DOCUMENT                     (IF APPLICABLE)
-------                     -----------------------                     ----------------
 2.1      Agreement and Plan of Merger among SPSS Inc., SPSS ACSUB,
          Inc., Clear Software, Inc. and the shareholders named
          therein, dated September 23, 1996. .........................     (1), Ex. 2.1
 2.2      Agreement and Plan of Merger among SPSS Inc., SPSS
          Acquisition Inc. and Jandel Corporation, dated October 30,
          1996. ......................................................     (2), Annex A

                                                                        INCORPORATION BY
EXHIBIT                                                                    REFERENCE
NUMBER                      DESCRIPTION OF DOCUMENT                     (IF APPLICABLE)
-------                     -----------------------                     ----------------
 2.3      Asset Purchase Agreement by and between SPSS Inc. and
          DeltaPoint, Inc., dated as of May 1, 1997. .................    (16), Ex. 2.3
 2.4      Stock Purchase Agreement among the Registrant, Edward Ross,
          Richard Kottler, Norman Grunbaum, Louis Davidson and certain
          U.K.-Connected Shareholders or warrant holders of Quantime
          Limited named therein, dated as of September 30, 1997,
          together with a list briefly identifying the contents of
          omitted schedules. .........................................     (3), Ex. 2.1
 2.5      Stock Purchase Agreement among the Registrant, Edward Ross,
          Richard Kottler, Norman Grunbaum, Louis Davidson and certain
          Non-U.K. Shareholders or warrant holders of Quantime Limited named therein, dated as of September 30, 1997, together with a list briefly identifying the contents of omitted
          schedules. .................................................     (3), Ex. 2.2
 2.6      Stock Purchase Agreement by and among SPSS Inc. and certain
          Shareholders of Quantime Limited listed on the signature
          pages thereto, dated November 21, 1997. ....................     (4), Ex. 2.1
 2.7      Stock Purchase Agreement by and among Jens Nielsen, Henrik
          Rosendahl, Ole Stangegaard, Lars Thinggaard, Edward O'Hara,
          Bjorn Haugland, 2M Invest and the Shareholders listed on
          Exhibit A thereto, dated November 21, 1997. ................     (4), Ex. 2.2
 2.8      Stock Purchase Agreement by and among SPSS Inc. and the
          Shareholders of Integral Solutions Limited listed on the
          signature pages hereof, dated as of December 31, 1998. .....    (18), Ex. 2.1
 2.9      Share Purchase Agreement by and among SPSS Inc., Surveycraft
          Pty Ltd. and Jens Meinecke and Microtab Systems Pty Ltd.,
          dated as of November 1, 1998. ..............................    (20), Ex. 2.9
 2.10     Stock Acquisition Agreement by and among SPSS Inc., Vento
          Software, Inc. and David Blyer, John Gomez and John
          Pappajohn, dated as of November 29, 1999. ..................    (21), Ex. 2.1
 2.11     Asset Purchase Agreement by and between SPSS Inc. and
          DataStat, S.A., dated as of December 23, 1999. .............   (24), Ex. 2.11
 2.12     Agreement and Plan of Merger dated as of November 6, 2000,
          among SPSS, SPSS Acquisition Sub Corp., and ShowCase. ......    (25), Ex. 2.1
 2.13     Agreement and Plan of Merger dated as of October 28, 2001, among SPSS, Red Sox Acquisition Corp. and NetGenesis
          Corp. ......................................................   (29), Ex. 99.1
 3.1      Certificate of Incorporation of SPSS. ......................     (5), Ex. 3.2
 3.2      By-Laws of SPSS. ...........................................     (5), Ex. 3.4
 5.1      Opinion of Ross & Hardies. .................................
10.1      Employment Agreement with Jack Noonan. .....................    (8), Ex. 10.1
10.2      Agreement with Valletta. ...................................    (6), Ex. 10.2
10.3      Agreement between SPSS and Prentice Hall. ..................    (6), Ex. 10.5
10.4      Intentionally omitted. .....................................
10.5      HOOPS Agreement. ...........................................    (6), Ex. 10.7
10.6      Stockholders Agreement. ....................................    (5), Ex. 10.8
10.7      Agreements with CSDC. ......................................    (5), Ex. 10.9
10.8      Amended 1991 Stock Option Plan. ............................   (5), Ex. 10.10
10.9      SYSTAT Asset Purchase Agreement. ...........................    (9), Ex. 10.9
10.10     1994 Bonus Compensation. ...................................  (10), Ex. 10.11
10.11     Lease for Chicago, Illinois Office. ........................  (10), Ex. 10.12
10.12     Amendment to Lease for Chicago, Illinois Office. ...........  (10), Ex. 10.13
10.13     1995 Equity Incentive Plan. ................................  (11), Ex. 10.14

                                                                        INCORPORATION BY
EXHIBIT                                                                    REFERENCE
NUMBER                      DESCRIPTION OF DOCUMENT                     (IF APPLICABLE)
-------                     -----------------------                     ----------------
10.14     1995 Bonus Compensation. ...................................  (12), Ex. 10.15
10.15     Amended and Restated 1995 Equity Incentive Plan. ...........  (13), Ex. 10.17
10.16     1996 Bonus Compensation. ...................................  (14), Ex. 10.18
10.17     Software Distribution Agreement between SPSS Inc. and Banta
          Global Turnkey. ............................................  (14), Ex. 10.19
10.18     Lease for Chicago, Illinois in Sears Tower. ................  (15), Ex. 10.20
10.19     1997 Bonus Compensation. ...................................  (17), Ex. 10.21
10.20     Norman H. Nie Consulting L.L.C. Agreement with SPSS. .......  (17), Ex. 10.22
10.21     Second Amended and Restated 1995 Equity Incentive Plan. ....       (19),Ex. A
10.22     1998 Bonus Compensation. ...................................  (20), Ex. 10.23
10.23     Third Amended and Restated 1995 Equity Incentive Plan. .....   (22), Ex. 10.1
10.24     Loan Agreement dated June 1, 1999 between SPSS and American
          National Bank and Trust Company of Chicago. ................   (23), Ex. 10.1
10.25     First Amendment to Loan Agreement dated June 1, 1999 between
          SPSS and American National Bank and Trust Company of
          Chicago. ...................................................   (23), Ex. 10.2
10.26     1999 Bonus Compensation. ...................................  (24), Ex. 10.27
10.27     2000 Equity Incentive Plan. ................................  (26), Ex. 10.45
10.28     SPSS Qualified Employee Stock Purchase Plan. ...............  (26), Ex. 10.46
10.29     SPSS Nonqualified Employee Stock Purchase Plan. ............  (26), Ex. 10.47
10.30     2000 Bonus Compensation. ...................................  (27), Ex. 10.30
10.31     Stock Purchase Agreement by and between SPSS Inc. and Siebel
          Systems, Inc. ..............................................  (28), Ex. 10.31
10.32     1999 Employee Equity Incentive Plan. .......................    (30), Ex. 4.1
10.33     Stock Purchase Agreement by and between SPSS Inc. and
          America Online, Inc. .......................................
10.34     Strategic Online Research Services Agreement by and between
          SPSS Inc. and America Online, Inc.*.........................   (31), Ex. 99.1
21.1      Subsidiaries of SPSS. ......................................   (27), Ex. 21.1
23.1      Consent of KPMG LLP. .......................................
23.2      Consent of Ross & Hardies (Included in Exhibit 5.1). .......
24.1      Power of Attorney (Included in the Signature Page to this
          Registration Statement). ...................................

---------------

  * Portions of this Exhibit are omitted and have been filed separately with the Securities and Exchange Commission in connection with a pending request for confidential treatment of certain portions of the Exhibit pursuant to Rule 406 promulgated under the Securities Act of 1933.

 (1) Previously filed with SPSS Inc.'s Report on Form 8-K, dated September 26, 1996, filed on October 11, 1996, as amended on Form 8-K/A-1, filed November 1, 1996. (File No. 000-22194)

 (2) Previously filed with Amendment No. 1 to Form S-4 Registration Statement of SPSS Inc. filed on November 7, 1996. (File No. 333-15427)

 (3) Previously filed with SPSS Inc.'s Report on Form 8-K, dated September 30, 1997, filed on October 15, 1997. (File No. 000-22194)

 (4) Previously filed with the Form S-3 Registration Statement of SPSS Inc. filed on November 26, 1997. (File No. 333-41207)

 (5) Previously filed with Amendment No. 2 to Form S-1 Registration Statement of SPSS Inc. filed on August 4, 1993. (File No. 33-64732)

 (6) Previously filed with Amendment No. 1 to Form S-1 Registration Statement of SPSS Inc. filed on July 23, 1993. (File No. 33-64732)

 (7) Previously filed with Form 10-Q Quarterly Report of SPSS Inc. for the Quarterly period ended September 30, 1993. (File No. 000-22194)

 (8) Previously filed with the Form S-1 Registration Statement of SPSS Inc. filed on June 22, 1993. (File No. 33-64732)

 (9) Previously filed with the Form S-1 Registration Statement of SPSS Inc. filed on December 5, 1994. (File No. 33-86858)

(10) Previously cited with the Form 10-K Annual Report of SPSS Inc. for the year ended December 31, 1994. (File No. 000-22194)

(11) Previously filed with SPSS Inc.'s 1995 Proxy Statement. (File No.
     000-22194)

(12) Previously filed with the Form 10-K Annual Report of SPSS Inc. for the year ended December 31, 1995. (File No. 000-22194)

(13) Previously filed with SPSS Inc.'s 1996 Proxy Statement. (File No.
     000-22194)

(14) Previously filed with the Form 10-K Annual Report of SPSS Inc. for the year ended December 31, 1996. (File No. 000-22194)

(15) Previously filed with the Form 10-Q Quarterly Report of SPSS Inc. for the quarterly period ended March 31, 1997. (File No. 000-22194)

(16) Previously filed with the Form 10-Q Quarterly Report of SPSS Inc. for the quarterly period ended June 30, 1997. (File No. 000-22194)

(17) Previously filed with the Form 10-K Annual Report of SPSS Inc. for the year ended December 31, 1997. (File No. 000-22194)

(18) Previously filed with SPSS Inc.'s Report on Form 8-K, dated December 31, 1998, filed on January 15, 1999, as amended on Form 8-K/A filed March 12, 1999. (File No. 000-22194)

(19) Previously filed with SPSS Inc.'s 1998 Proxy Statement. (File No.
     000-22194)

(20) Previously filed with the Form 10-K Annual Report of SPSS Inc. for the year ended December 31, 1998. (File No. 000-22194)

(21) Previously filed with SPSS Inc. Report on Form 8-K, dated November 29, 1999, filed December 10, 1999. (File No. 000-22194)

(22) Previously filed with the Form 10-Q Quarterly Report of SPSS Inc. for the quarterly period ended June 30, 1999. (File No. 000-22194)

(23) Previously filed with the Form 10-Q Quarterly Report of SPSS Inc. for the quarterly period ended September 30, 1999. (File No. 000-22194)

(24) Previously filed with the Form 10-K Annual Report of SPSS Inc. for the year ended December 31, 1999. (File No. 000-22194)

(25) Previously filed with SPSS Inc. Report on Form 8-K, filed November 15, 2000. (File No. 000-22194)

(26) Previously filed with the Form S-4 Registration Statement of SPSS Inc. filed on December 19, 2000. (File No. 333-52216)

(27) Previously filed with the Form 10-K Annual Report of SPSS Inc. for the year ended December 31, 2000. (File No. 000-22194)

(28) Previously filed with the Form S-3 Registration Statement of SPSS Inc. filed on October 9, 2001. (File No. 33-71236)

(29) Previously filed with SPSS Inc. Report on Form 8-K, dated October 28, 2001, filed on October 29, 2001. (File No. 000-22194)

(30) Previously filed with the Form S-8 Registration Statement of SPSS Inc. filed on September 15, 2000. (File No. 333-45900)

(31) Previously filed with SPSS Inc. Report on Form 8-K/A (Amendment No. 1) filed on December 12, 2001. (File No. 000-22194)

ITEM 17.  UNDERTAKINGS

     (a) SPSS hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to this information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply to this registration statement on Form S-3 if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of SPSS's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling SPSS under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of SPSS in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by SPSS is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, SPSS certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 12, 2001.

                                          SPSS INC.

                                          By:        /s/ JACK NOONAN
                                            ------------------------------------
                                                        Jack Noonan
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Jack Noonan and Edward Hamburg, or any one of them, his true and lawful attorney-in-fact and agent, each with full power of substitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                              TITLE                        DATE
             ---------                              -----                        ----
         /s/ NORMAN H. NIE           Chairman of the Board of Directors    December 12, 2001
-----------------------------------
           Norman H. Nie

          /s/ JACK NOONAN            President, Chief Executive Officer    December 12, 2001
-----------------------------------             and Director
            Jack Noonan

        /s/ EDWARD HAMBURG           Executive Vice President, Corporate   December 12, 2001
-----------------------------------  Operations, Chief Financial Officer
          Edward Hamburg                        and Secretary

       /s/ ROBERT BRINKMANN              Vice President, Finance and       December 12, 2001
-----------------------------------     Controller, Chief Accounting
         Robert Brinkmann              Officer and Assistant Secretary

       /s/ BERNARD GOLDSTEIN                      Director                 December 12, 2001
-----------------------------------
         Bernard Goldstein

         /s/ MERRITT LUTZ                         Director                 December 12, 2001
-----------------------------------
           Merritt Lutz

             SIGNATURE                              TITLE                        DATE
             ---------                              -----                        ----
         /s/ MICHAEL BLAIR                        Director                 December 12, 2001
-----------------------------------
           Michael Blair

         /s/ KENNETH HOLEC                        Director                 December 12, 2001
-----------------------------------
           Kenneth Holec

         /s/ PROMOD HAQUE                         Director                 December 12, 2001
-----------------------------------
           Promod Haque

         /s/ WILLIAM BINCH                        Director                 December 12, 2001
-----------------------------------
           William Binch

                                   SPSS INC.

                                 EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION
-----------   -----------
    5.1       Opinion of Ross & Hardies
   10.33      Stock Purchase Agreement by and between SPSS Inc. and
              America Online, Inc.
   23.1       Consent of KPMG LLP
   23.2       Consent of Ross & Hardies (Included in Exhibit 5.1)
   24.1       Power of Attorney (Included in the Signature Page to this
              Registration Statement).